                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                       CIDCO INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                             [LOGO]

                                          May 1, 1997

To Our Stockholders:

    On behalf of the Board of Directors, I cordially invite you to attend the 1997 Annual Meeting of the Stockholders of CIDCO Incorporated. The Annual Meeting will be held at 10:00 A.M., Local Time, on Thursday, May 29, 1997, at the Company's offices, 220 Cochrane Circle, Morgan Hill, California. Your Board of Directors and management look forward to greeting personally those stockholders who are able to attend the meeting.

    At the meeting, in addition to electing two directors and ratifying the appointment of auditors, you will be asked to consider and vote upon two stock option proposals. The first would amend the Company's Amended and Restated 1993 Stock Option Plan to increase the amount of common stock available for the grant of options under the plan; the second would amend the Company's 1994 Directors' Stock Option Plan to increase the number of shares of common stock available for the grant of options under the Plan and to provide for the automatic acceleration of the vesting of all options granted under the Plan in the event of a change in control of the Company. These proposals are more fully discussed in the accompanying Proxy Statement, which you are urged to read carefully. Your Board of Directors recommends a vote FOR the election of directors and FOR both stock option proposals.

    It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy card in the postpaid envelope provided at your earliest convenience.

    On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                          Sincerely,

                                                     [LOGO]

                                          Daniel L. Eilers
                                          President and Chief Executive Officer

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 1997

                            ------------------------

                                                         Morgan Hill, California

                                                                     May 1, 1997

    The Annual Meeting of Stockholders of CIDCO Incorporated, a Delaware corporation (the "Company") will be held at the Company's offices, 220 Cochrane Circle, Morgan Hill, California on Thursday, May 29, 1997 at 10:00 a.m., Local Time, for the following purposes:

    1.  To elect two directors, each for a three-year term;

    2. To consider and act upon the proposal to amend the Company's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") to increase by 750,000 shares the amount of the Company's Common Stock available for the grant of options under the 1993 Plan;

    3. To consider and act upon the proposal to amend the Company's 1994 Directors' Stock Option Plan (the "Directors' Option Plan") to increase by 150,000 shares the amount of the Company's Common Stock available for the grant of options under the Directors' Option Plan and to provide for the automatic acceleration of the vesting of all options granted under the Directors' Option Plan in the event of a change in control of the Company;

    4.  To ratify the appointment of auditors; and

    5. To act upon any other matters that may properly be brought before the meeting and any adjournment thereof.

    Stockholders of record at the close of business on April 29, 1997 will be entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                                        [LOGO]

                                          Richard D. Kent

                                          Secretary and Chief Financial Officer

    PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 29, 1997
                            ------------------------

    This Proxy Statement is being furnished to stockholders of CIDCO Incorporated, a Delaware corporation ("Cidco" or the "Company"), in connection with the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M., Local Time, on Thursday, May 29, 1997 at the offices of the Company, 220 Cochrane Circle, Morgan Hill, California, and at any adjournment thereof. The Cidco Board of Directors is soliciting proxies to be voted at the Annual Meeting.

    This Proxy Statement and Notice of Meeting, the proxy card and Cidco's Annual Report to Stockholders are expected to be sent to stockholders beginning on May 1, 1997.

PROXY PROCEDURE

    Only stockholders of record at the close of business on April 29, 1997 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Annual Meeting.

    When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions marked on the proxy card. If a stockholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, his or her shares will not be voted. If a stockholder attends the Annual Meeting, he or she may vote by ballot.

    Stockholders are urged to mark the boxes on the enclosed proxy card to indicate how their shares are to be voted. If a stockholder returns a signed and dated proxy card but does not mark the boxes, the shares represented by that proxy card will be voted for the election as directors of the nominees herein and for the amendments to the plans proposed herein. The Board of Directors is currently unaware of any other matters to be presented for action at the Annual Meeting, but the proxy card gives the individuals named as proxies discretionary authority to vote the shares represented thereby on any such other matter that is properly presented for action at the Annual Meeting. A stockholder may revoke his or her proxy at any time before it is voted by: (i) giving notice in writing to the Secretary of Cidco, (ii) granting a proxy bearing a later date; or (iii) appearing in person and voting at the Annual Meeting.

COST OF SOLICITATION

    Proxies may be solicited by telephone or other means by directors, officers or regular employees of Cidco, who will not be specially compensated therefor. The cost of soliciting proxies in the enclosed form will be borne by the Company. Cidco has also retained D.F. King & Co., Inc. to assist in the solicitation of proxies, at an estimated cost of $7,500, plus reimbursement of reasonable out of pocket expenses. Cidco will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in accordance with the regulations of the Securities and Exchange Commission concerning the forwarding of proxies and proxy material to the beneficial owners of stock.

VOTING

    The outstanding voting stock of Cidco as of April 25, 1997 (the "Measurement Date") consisted of 13,987,086 shares of Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote upon each matter to come before the Annual Meeting.

    Directors of the Company will be elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting, i.e., each share of Common Stock entitles the holder to cast one vote for each of two persons, and the persons who receive the two highest totals of votes (whether or not a majority) will be elected. Thus, stockholders who do not vote, or who withhold their vote from one or more nominees named herein and who do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting.

    Ratification of the appointment of auditors, and approval of the plan amendments proposed herein, require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. Thus, a shareholder who is not present, in person or by proxy, at the Meeting will not affect the outcome of the votes, provided that a quorum is present at the Annual Meeting; however, a stockholder who is present, in person or by proxy, at the Annual Meeting, and who does not vote or votes to abstain on the proposals to ratify the auditors and approve the plan amendments will in effect be voting against those proposals.

    A broker who is the record owner of shares of Common Stock beneficially owned by a customer will have discretionary authority to vote such shares in the election of directors and on the ratification of the appointment of auditors proposal herein, if the broker has not received voting instructions from the beneficial owner by the tenth day before the meeting, provided that this Proxy Statement has been transmitted to the beneficial owner at least 15 days before the Annual Meeting. Except as set forth in the foregoing sentence, a broker who is the record owner of shares of Common Stock beneficially owned by a customer will not have discretionary authority to vote such shares for or against approval and adoption of the other proposals herein ("Nondiscretionary Proposals"), in the absence of instructions from the beneficial owners. Votes which are not cast for this reason ("broker non-votes") will not be counted in favor of such Nondiscretionary Proposals. Since the approval and adoption of the Nondiscretionary Proposals requires the affirmative vote of a majority of the outstanding shares of Common Stock, broker non-votes will have the same effect as votes against such approval and adoption.

PROXY STATEMENT PROPOSALS

    At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. Stockholders also vote to ratify or reject the auditors selected by the Audit Committee of the Board of Directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting.

    Stockholders of Cidco also may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 1998 proxy material, a stockholder's proposal must be received not later than December 12, 1997 at the Company's headquarters, 220 Cochrane Circle, Morgan Hill, California 95037, Attention: Secretary.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

    Cidco's Board of Directors is divided into three classes. Each class of directors is elected for a three-year term. Paul G. Locklin and Joseph A. Graziano are the two nominees for election by Cidco's stockholders as directors at this Annual Meeting. Mr. Locklin and Mr. Graziano are currently directors. Mr. Locklin was previously elected by stockholders prior to the Company's initial public offering and Mr. Graziano was appointed by the other directors on April 14, 1997. If re-elected, Mr. Locklin and Mr. Graziano will each serve for a term of three years which expires at the Annual Meeting of Stockholders in 2000 or when their respective successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees set forth herein.

    The Board recommends a vote FOR the election of both Mr. Locklin and Mr. Graziano.

    A short biography follows of Mr. Locklin, Mr. Graziano and of each of the other current directors as of the date of this Proxy Statement.

    Paul G. Locklin, age 51, a co-founder of the Company, was President, Chief Executive Officer and a director of the Company since its incorporation in 1988. On March 12, 1997, Mr. Locklin became Co-Chairman of the Board of the Company and he became Chairman of the Board of the Company on

April 16, 1997. Effective March 17, 1997, Mr. Locklin resigned his positions as President and Chief Executive Officer of the Company and is currently serving as a consultant to the Company. Mr. Locklin received a B.S. degree in marketing from California State University at Hayward.

    Joseph A. Graziano, age 53, became a director of the Company in April 1997. From June 1989 to December 1995 he was Executive Vice President and Chief Financial Officer of Apple Computer, Inc. and he served as a director of Apple Computer from June 1993 to October 1995. From May 1987 to June 1989 Mr. Graziano served as the Chief Financial Officer of Sun Microsystems, Inc. Mr. Graziano also currently serves as a director of Pixar Animation Studios, Inc. and IntelliCorp, Inc. He received a B.S. degree in accounting from Merrimack College and is a certified public accountant.

    Daniel L. Eilers, age 42, became the President, Chief Executive Officer and a director of the Company on March 17, 1997. Prior to the Company, Mr. Eilers served as President and Chief Executive Officer of NAT Systems International, Inc., a privately held enterprise software company. Prior thereto he spent 10 years at Apple Computer, Inc. where he held various executive positions, including Senior Vice President of Worldwide Marketing and Customer Solutions, Vice President of Strategy and Corporate Development and Vice President of Strategic Investments. Mr. Eilers also served as President and Chief Executive Officer of Claris Corporation from 1991 through 1995. He received a B.A. degree from the University of Washington and an M.B.A. degree from Stanford University.

    Scott C. McDonald, age 43, became a director of the Company in November, 1996. He served as the Chief Operating Officer, Chief Financial Officer and Secretary of the Company from October, 1993 to December 12, 1996. Mr. McDonald currently serves as a consultant to the Company. From March 1993 through September 1993, he was employed by PSI Integration, Inc., a producer of Macintosh desktop and powerbook modems, most recently as President. From February 1989 to February 1993, Mr. McDonald served as Chief Financial Officer and Vice President of Finance and Administration of Integrated Systems, Inc., a company that develops and markets engineering software products. Mr. McDonald received a B.S. degree in accounting from Akron University and an M.B.A. degree from Golden Gate University.

    Richard M. Moley, age 57, became a director of the Company in January 1994. From 1986 through the date of its acquisition by Cisco Systems, Inc. in 1996, he was the Chairman of the Board, Chief Executive Officer and President of StrataCom, Inc., a manufacturer of cell switching systems that integrate multimedia communications over high speed digital lines, and thereafter he has been a Senior Vice President of Cisco Systems, Inc. He also serves as a director of Linear Technologies Corporation. Mr. Moley received a B.S. degree from Manchester University, England, an MSEE degree from Stanford University and an M.B.A. degree from the University of Santa Clara.

    Ernest K. Jacquet, age 48, has been a director of the Company since May 1993. Since April 1990, he has been a general partner of Summit Partners, a venture capital partnership that is the general partner of Summit Ventures III, L.P. and Summit Investors II, L.P. which were principal stockholders of the Company prior to its initial public offering. Mr. Jacquet received B.S.E. and M.S.E. degrees, cum laude, from the University of Michigan and an M.B.A. degree from Stanford Business School.

    The terms of Messrs. Eilers and McDonald will expire at the 1998 annual meeting and the terms of Messrs. Moley and Jacquet will expire at the 1999 annual meeting.

BOARD OF DIRECTORS

    The business and affairs of the Company are managed under the direction of the Board of Directors, currently composed of five non-employee directors and one employee director (Mr. Eilers) as of the date of this Proxy Statement. The Board of Directors establishes the overall policies and standards for Cidco and reviews the performance of management.

    In 1996, the Board of Directors held eight meetings and acted pursuant to written consent seven times. In 1996, each director attended all of the meetings of the Board and all of the meetings of Committees of the Board on which such directors served.

COMMITTEES OF THE BOARD

    The Board of Directors has established three Committees and has assigned certain responsibilities to each of those Committees. Messrs. McDonald, Jacquet and Moley currently serve as members of the Audit and Compensation Committees and Messrs. Jacquet and Moley currently serve as members of the Stock Option Committee. With the changes which have recently occurred in the composition of the Company's Board of Directors, it is expected that changes will be made in these Committee assignments.

AUDIT COMMITTEE

    The Audit Committee met twice in 1996. The duties of the Audit Committee include the recommendation of the appointment of independent public accountants for Cidco, review of the scope of audits proposed by the independent public accountants, review of internal audit reports on various aspects of corporate operations and consultations with the independent public accountants on matters relating to internal financial controls and procedures.

COMPENSATION COMMITTEE

    The Compensation Committee met once during 1996, and met in January 1997 to approve final 1996 compensation for the executive officers of the Company. The functions of this Committee include the review and approval of compensation of the Company's officers, the review of and recommendations concerning directors' compensation and consultation on organizational matters.

STOCK OPTION COMMITTEE

    The Stock Option Committee is responsible for administering the Company's 1993 Plan, including approving stock option grants to officers and employees of the Company. The Committee acted pursuant to written consent twelve times during 1996.

DIRECTORS' COMPENSATION

    Directors who are also employees of Cidco are not paid any fees or other remuneration for service on the Board or on any Board Committee. Effective January 1, 1997, the non-employee Directors of the Company are being paid (unless the Board specifically determines otherwise with respect to any such person) Director's fees at the rate of $10,000 per annum (payable quarterly in arrears) for serving as Directors of the Company. The Company also reimburses all of its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company.

    The 1994 Directors' Stock Option Plan (the "Directors' Option Plan") is described herein under the caption "Item 3--Proposal to Amend the 1994 Directors' Stock Option Plan." Scott C. McDonald and Ernest K. Jacquet each received a grant of 33,325 options under the Directors' Option Plan in 1996.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table shows the number of shares of the Company's Common Stock beneficially owned by each person known by the Company, as of the Measurement Date, to beneficially own more than five percent of the outstanding Common Stock, by each individual director and executive officer named in this Proxy Statement, and by all of the current directors and executive officers as a group. In each case, except as otherwise disclosed in the footnotes to the table, the shares listed are owned directly by the individual or group members named in the table, which have sole voting and dispositive power with respect to such shares.

                                                                   NUMBER OF    % OF SHARES
NAME                                                                 SHARES     OUTSTANDING
-----------------------------------------------------------------  ----------  -------------
Paul G. Locklin..................................................   1,159,501(1)        8.29
Robert L. Diamond................................................     518,577(2)        3.71
Ernest K. Jacquet................................................       6,665(3)       *
Richard M. Moley.................................................      36,680(4)       *
Thomas C. Bristovish.............................................      --           *
Daniel L. Eilers.................................................      30,060(5)      *
Edward Forker....................................................      --           *
Scott C. McDonald................................................      16,665(5)      *
Timothy J. Dooley................................................      11,280(6)      *
J.&W. Seligman & Co. Incorporated................................   2,878,255(7)        20.58
The Kaufmann Fund, Inc...........................................   1,504,500(8)        10.76
SMALLCAP World Fund, Inc.........................................     913,000(9)         6.53
All current directors and executive officers as a group (8
  persons).......................................................   1,260,851 10)         8.94

------------------------

*   Less than 1%.

(1) Includes 100,000 shares issuable upon exercise of currently exercisable options, 10,000 shares owned by the Matthew Locklin Trust, for which Mr. Locklin serves as Trustee and has sole voting and dispositive power and 50,000 shares, as to which Mr. Locklin disclaims beneficial ownership, owned by his father, Harry Locklin. The address for Mr. Locklin is c/o CIDCO Incorporated, 220 Cochrane Circle, Morgan Hill, California 95037.

(2) The address for Mr. Diamond is c/o RDI Electronics Inc., 400 Columbus Avenue, Valhalla, New York 10595.

(3) All of these shares are issuable upon exercise of options which are currently exercisable. Mr. Jacquet is also a general partner of a partnership which beneficially owns 140,222 shares of the Common Stock and has shared voting power and no dispositive power over such shares.

(4) 26,680 of these shares are issuable upon exercise of options which are either currently exercisable or become exercisable within 60 days of the Record Date.

(5) All of these shares are issuable upon exercise of options which are either currently exercisable or become exercisable within 60 days of the Record Date.

(6) Includes 304 shares issuable upon exercise of options which are either currently exercisable or become exercisable within 60 days of the Record Date.

(7) Information as to J.&W. Seligman & Co. Incorporated ("Seligman") was derived from its Statement on Schedule 13G, as amended February 12, 1997 filed with the Securities and Exchange Commission. Such Statement disclosed that Seligman is an investment advisor. Seligman has sole voting power over 2,110,725 of these shares and sole dispositive power over 2,208,508 of these shares. The address for Seligman is 100 Park Avenue, New York, New York 10017.

(8) Information as to the Kaufmann Fund, Inc. ("Kaufmann") was derived from its Statement on Schedule 13G dated August 7, 1996 filed with the Securities and Exchange Commission. Such Statement disclosed that Kaufmann is an investment company. The address for Kaufmann is 140 East 45th Street, 43rd Floor, New York, New York 10017.

(9) Information as to SMALLCAP World Fund, Inc. ("SMALLCAP") was derived from its Statement on Schedule 13G dated February 12, 1997 filed with the Securities and Exchange Commission. Such Statement disclosed that SMALLCAP is an investment company and that Capital Research and Management Company (a wholly-owned subsidiary of The Capital Group Companies, Inc.) is investment advisor to SMALLCAP. SMALLCAP has sole dispositive power and no voting power over these shares. The address for SMALLCAP is 333 South Hope Street, Los Angeles, California 90071.

(10) See Notes (1) through (6). Includes 180,374 shares issuable upon exercise of options which are either currently, or become exercisable within 60 days of the Record Date.

DIRECTOR AND EXECUTIVE OFFICER SECURITIES REPORTS

    The Federal securities laws require Cidco directors and executive officers, and persons who own more than 5% of Cidco's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any equity securities of the Company. To Cidco's knowledge, based solely on review of the copies of such reports furnished to it and representations that no other reports were required, all persons subject to these reporting requirements filed the required reports on a timely basis except: (i) Mr. Robert Diamond, former Chairman of the Board of the Company, did not timely file one report on Form 4 for three open market sales of Common Stock, namely, a May 6, 1996 sale of 10,000 shares of Cidco Common Stock for $36.00 per share, a May 7, 1996 sale of 10,000 shares of Cidco Common Stock for $35.75 dollars per share, a May 8,1996 sale of 20,000 shares of Cidco Common Stock for $34.75 per share, (ii) Mr. Scott McDonald, a Director failed to timely file one report on Form 4 for an April 30, 1996 exercise of 8,676 options granted to Mr. McDonald under Cidco's 1993 Amended Employee Stock Option Plan the ("ESOP"), and the subsequent open market sale of such shares by Mr. McDonald for $35.50 per share, (iii) Mr. Edward Forker, Vice President of International Sales, failed to timely file three reports on Form 4 for a February 1, 1996 grant to Mr. Forker of 15,000 options under the ESOP, a July 3, 1996 grant to Mr. Forker of 25,000 options under the ESOP, a July 26, 1996 purchase by Mr. Forker of 1,300 shares of Cidco Common Stock at $19.31 per share in an open market transaction, and the November 14, 1996 sale by Mr. Forker of 1,300 shares of Cidco Common Stock for $19.32 per share, (iv) Mr. Thomas Bristovish, Vice President of Sales, failed to timely file one report on Form 4 for a May 2, 1996 exercise of 2,170 options granted under the ESOP and the subsequent open market sale of the shares so acquired for $36.50 per share, and a May 6, 1996 exercise of 8,331 options granted under the ESOP and the subsequent open market sale of the shares so acquired for $36.50 per share, (v) Mr. Timothy Dooley, Vice President of Sales, failed to timely file two reports on Form 4 for a July 1, 1996 purchase of 943 shares of Cidco Common Stock under Cidco's 1994 Employee Stock Purchase Plan ("ESPP") for $22.525 per share, a November 27, 1996 exercise by Mr. Dooley of 10,033 options granted under the ESOP, (vi) Mr. Mark Sherman, Vice President of Operations, failed to timely file two reports on Form 4 for a February 16, 1996 exercise of 1,500 options granted under the ESOP and the subsequent open market sale of the shares so acquired for $36.25 per share, and a May 21, 1996 exercise by Mr. Sherman of 1,500 options granted under the ESOP and the subsequent open market sale by Mr. Sherman of the shares so acquired for $40.00 per share, (vii) Mr. Steven Landry, Senior Vice President and Technical Officer, failed to timely file three reports on Form 4 for a May 6, 1996 exercise of 2,500 options granted under the ESOP and the subsequent open market sale of the shares so acquired for $36.00 per share, a May 7, 1996 exercise by Mr. Landry of 5,000 options granted under the ESOP and the subsequent open market sale of the shares so acquired for $35.75 per share, a May 13, 1996 exercise by Mr. Landry of 30,000 options granted under the ESOP and the subsequent open market sale of the shares so acquired for $39.50 per share, a May 15, 1996 exercise by Mr. Landry of 10,000 options granted under the ESOP and the subsequent open market sale of the shares so acquired for $37.00 per share, a June 28, 1996 purchase by Mr. Landry of 659 shares of Cidco Common Stock under the ESPP at $22.525 per share and a December 31, 1996 purchase by Mr. Landry of 284 shares of Cidco Common Stock under the ESPP at $14.875 per share, (viii) Mr. Richard D. Kent, Chief Financial Officer, failed to timely file three reports on Form 4 for a May 10, 1996 exercise of 1250 options granted under the ESOP and the subsequent open market sale of the shares so acquired for $36.25 per share (with respect to 900 of such shares) and $36.125 per share (with respect to 350 of such shares), a July 1, 1996 purchase by Mr. Kent of 198 shares of Cidco Common Stock at $22.525 per share under the ESPP and a December 31, 1996 purchase by Mr. Kent of 211 shares of Cidco Common Stock at $14.875 per share under the ESPP, (ix) Mr. Ian Laing, Executive Vice President of Research and Development, failed to timely file one Form 4 for an August 1, 1996 grant to Mr. Laing of 50,000 options under the ESOP, and (x) Mr. Marvin Tseu, Executive Vice President of Sales and Marketing, failed to timely file one report on Form 4 for the August 1, 1996 grant to Mr. Tseu of 60,000 options under the ESOP. All of the foregoing transactions were reported on Form 5s filed by the foregoing executives in January and February, 1997.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation of the Chief Executive Officer, the Chairman, the next three most highly compensated executive officers of the Company in 1996 and one former executive officer, Mr. Scott C. McDonald, who would otherwise have been includable among the top five most highly compensated executive officers had he not resigned his executive officer positions with the Company on December 12, 1996, prior to the end of the Company's fiscal year 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                            LONG-TERM
                                                                                                          COMPENSATION
                                                                                                             AWARDS
                                                                                                          -------------
                                                                                                           SECURITIES     ALL OTHER
NAME AND                                                                 TOTAL CASH      OTHER ANNUAL      UNDERLYING      COMPEN-
  PRINCIPAL POSITIONS                    YEAR      SALARY      BONUS    COMPENSATION    COMPENSATION(1)      OPTIONS      SATION(2)
-------------------------------------  ---------  ---------  ---------  -------------  -----------------  -------------  -----------
Paul G. Locklin......................       1996  $ 247,627     --        $ 247,627        $   9,615           --         $   1,500
  President and CEO (Until March 17,        1995    188,295  $ 188,295      376,590        $   8,540           50,000           630
  1997)                                     1994    180,000    135,000      315,000        $   9,607          100,000         1,500

Robert L. Diamond....................       1996    247,627     --          247,627        $   7,801           --             1,500
  Chairman (until April 14, 1997)           1995    188,295    188,295      376,590        $   5,033           50,000           630
                                            1994    180,000    135,000      315,000        $   5,947          100,000         1,500

Timothy J. Dooley....................       1996    184,616     --          184,616           --               --             1,500
  Vice President-Sales                      1995    175,000    122,500      297,500           --               35,000           630
                                            1994    356,000     --          356,000           --               --            --

Thomas C. Bristovish.................       1996    184,616     --          184,616           --               --             1,500
  Vice President-Sales                      1995    175,000     87,500      262,500           --               20,000           630
                                            1994    135,000     36,180      171,180           --               25,000        --

Edward Forker........................       1996    170,000     --           15,000           --                1,500
  Vice President-International Sales        1995     98,600     29,580       25,000           --               --
                                            1994     --         --           --               --               --

Scott C. McDonald....................       1996    184,616     --          184,616           --               --             1,500
  Executive Vice President, COO, CFO        1995    160,750    100,000      260,750           --               30,000           630
  (until December 12, 1996)                 1994    135,500     68,250      203,750           --               67,000        --

------------------------

(1) Represents depreciation on automobiles provided to Messrs. Locklin and Diamond by the Company.

(2) Annual employer contributions to the Company's 401(k) savings and profit-sharing plan.

EMPLOYMENT CONTRACTS

    The Company entered into employment agreements with each of the executive officers listed in the above Summary Compensation Table (the "named executive officers"). Each of the agreements provides for payment of a base salary and specified benefits and includes noncompetition and nondisclosure covenants which continue for specified periods after the cessation of employment, regardless of the reason for such cessation. Each of the agreements provide that, if the Company terminates the executive's employment without cause or such person voluntarily resigns for reasons specified in the agreement (including various changes in his duties with the Company, a reduction in his base salary or benefits, a change in his principal work location or a material uncured breach of the agreement by the Company), such person will be entitled to continue to receive the full amount of his base salary and any other benefits to which he would have otherwise been entitled for a period of one year in the case of Messrs. Locklin and Diamond (six months in the case of Messrs. Bristovish, Dooley and Forker) from the date of such termination or resignation, provided that if comparable employment is obtained during such period the base salary payments (but not benefits) are discontinued. Mr. McDonald resigned as an executive officer of the Company, effective December 12, 1996, and ceased to be an employee in January, 1997 although he remains a member of the Company's Board of Directors.

    In March 1997 the Company entered into an employment agreement with Daniel
L. Eilers with respect to his employment as President and Chief Executive Officer of the Company. This agreement provides for payment of a base salary, minimum bonus payments upon achievement of Company earnings targets and specified benefits. It includes noncompetition and nondisclosure covenants which continue for one year after the cessation of employment. The agreement with Mr. Eilers provides that if the Company terminates his employment without cause or as a result of his permanent disability or if he voluntarily resigns for reasons specified in the agreement, Mr. Eilers will be entitled to a lump sum severance payment in the amount of his base salary and target bonus and other benefits to which he would have otherwise been entitled for a period of one year from the date of such termination or resignation. In addition, if Mr. Eilers' employment is terminated in connection with a change of control of the Company, and if any excise tax is due as a result of "excess parachute payments" under the Internal Revenue Code of 1996, as amended, the Company will make a cash payment to Mr. Eilers to cover payment of such excise tax. Also in March 1997, Mr. Eilers was granted a ten-year stock option to purchase up to 600,000 shares of the Company's Common Stock at an exercise price of $14.25 per share, vesting in equal monthly installments over the five years ending in March, 2002. This stock option was not issued under either of the Company's stock option plans and the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission covering the shares issuable upon exercise of Mr. Eilers' stock option.

                                 STOCK OPTIONS

    During 1996, the Company granted stock options to purchase the indicated number of shares to the named executive officers listed in the compensation table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                                   POTENTIAL
                                                                         INDIVIDUAL GRANTS                    REALIZABLE VALUE AT
                                                        ----------------------------------------------------        ASSUMED
                                                                      % OF TOTAL                                ANNUAL RATES OF
                                                         NUMBER OF      OPTIONS                                   STOCK PRICE
                                                        SECURITIES    GRANTED TO                                APPRECIATION FOR
                                                        UNDERLYING     EMPLOYEES                                  OPTION TERM
                                                          OPTIONS      IN FISCAL     EXERCISE    EXPIRATION   --------------------
NAME                                                    GRANTED (1)      YEAR        PRICE (2)      DATE         5%         10%
------------------------------------------------------  -----------  -------------  -----------  -----------  ---------  ---------
Edward Forker.........................................      15,000          2.94%    $   27.50       2/1/06     259,421    657,401

------------------------

(1) The option in this table becomes exercisable in three cumulative installments on each of the first through third anniversary date of the date of grant (February 1, 1996).

(2) 100% of fair market value of a share of the Company's Common Stock on the date of grant.

    The following table provides information as to options exercised by each of the named executive officers during 1996 and the number and value of options held by such officers at fiscal year end measured in terms of the closing price of Cidco Common Stock on December 31, 1996.

   AGGREGATED OPTION EXERCISES IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996

                                                                                                      VALUE OF
                                                                                                     UNEXERCISED
                                                                       NUMBER OF SHARES UNDERLYING   IN-THE-MONEY
                                                                                                        OPTIONS
                                                                           UNEXERCISED OPTIONS       AT DECEMBER
                                                                           AT DECEMBER 31, 1996      31, 1996(2)
                                                                       ----------------------------  -----------
                                                             VALUE
                                        SHARES ACQUIRED    REALIZED
                                          ON EXERCISE         (1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE
                                       -----------------  -----------  -----------  ---------------  -----------
Robert L. Diamond....................         --              --          116,667         33,333      $1,650,000
Paul G. Locklin......................         --              --          116,667         33,333      1,650,000
Timothy J. Dooley....................         10,033       $ 166,849       11,977         23,327          5,016
Thomas C. Bristovish.................         15,001         232,289            5         21,661         --
Edward Forker........................         --              --            8,338         31,662         --
Scott C. McDonald....................         33,676       1,023,544       39,989         26,660        449,874



                                          UNEXERCISABLE
                                       -------------------
Robert L. Diamond....................          --
Paul G. Locklin......................          --
Timothy J. Dooley....................          --
Thomas C. Bristovish.................          --
Edward Forker........................          --
Scott C. McDonald....................          --

------------------------

(1) Aggregate market value, on the date of exercise, of the shares acquired less the aggregate exercise price paid for such shares.

(2) Difference between the aggregate market value of the underlying shares (based on the closing price of $17.50 on December 31, 1996) and the aggregate exercise price of such shares.

OPTION REPRICING

    The following is a report of the Stock Option Committee of the Board of Directors.

    On January 21, 1997, the per share exercise price of those of the outstanding options issued under the Company's 1993 Plan (except for options to purchase an aggregate of 100,000 shares granted to Messrs. Locklin and Diamond, which were not repriced and were subsequently surrendered for cancellation in March 1997), to purchase up to 715,582 shares of Common Stock (based on the unexercised portion of the original grants), which were issued at per share exercise prices in excess of $12.43 was reduced to $12.43, the fair market value of Common Stock on such date, with three year vesting beginning anew from such date. Participants in the Company's 1993 Plan who remained employees of the Company and who, by February 28, 1997, surrendered for cancellation their original option agreements related to options meeting the requirements set forth above, were eligible for the repricing detailed herein. The Stock Option Committee of the Company's Board of Directors took this action in an effort to restore morale and incentivization of the Company's employees, particularly in light of the fact that no employee bonuses were paid for 1996 (this being the first time in the Company's history that no bonuses were paid).

    The following table sets forth information regarding repricings of options made to any of the named executive officers of the Company in connection with the foregoing. The Company has never previously repriced an option.

                                              NUMBER OF                             MARKET
                                             SECURITIES           EXERCISE         PRICE OF
                                             UNDERLYING           PRICE AT         STOCK AT          NEW
                                               OPTIONS             TIME OF          TIME OF       EXERCISE
NAME AND TITLE                  DATE       REPRICED(1)(#)       REPRICING($)       REPRICING     PRICE ($ )
----------------------------  ---------  -------------------  -----------------  -------------  -------------
Paul G. Locklin.............     --              --                  --               --             --

Robert L. Diamond...........     --              --                  --               --             --

Timothy J. Dooley...........    1/21/97          35,000           $   24.95        $   12.43      $   12.43

Edward Forker...............    1/21/97          25,000               30.62            12.43          12.43
                                1/21/97          15,000               27.50            12.43          12.43

Thomas C. Bristovish........    1/21/97          13,330               18.68            12.43          12.43
                                1/21/97           8,336               24.95            12.43          12.43

Scott C. McDonald...........     --              --                  --               --             --

                                      LENGTH OF
                                       OPTION
                                      ORIGINAL
                                    TERM REMAINIG
                                     AT TIME OF
NAME AND TITLE                    REPRICING (YEARS)
----------------------------  -------------------------
Paul G. Locklin.............             --
Robert L. Diamond...........             --
Timothy J. Dooley...........                  8
Edward Forker...............                  8
                                              9
Thomas C. Bristovish........                  7
                                              8
Scott C. McDonald...........             --

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") reviews and approves annual salary range adjustments for Cidco's executive management. The Committee evaluates the performance and reviews and approves increases to the base compensation of executive management of Cidco. The Committee periodically reports to the Board on its activities.

COMPENSATION PHILOSOPHY

    The Committee bases its compensation decisions on its executive compensation philosophy, which relates the level of compensation to Cidco's success in meeting its annual and long-term performance goals, rewards individual achievement and seeks to attract and retain qualified executives. Cidco normally seeks to position its executive compensation, which includes salary and incentive awards, slightly above the median range of compensation levels for other high-technology companies identified by the Company management and Radford Associates, an employment compensation consulting firm, as competitors for employee talent. These companies include Aspect Telecommunications, Centigram Communications, Digital Microwave, Global Village Communications, Network Equipment Technologies, Symmetricom and Standford Telecom. Because no bonuses were awarded in 1996, Cidco executive compensation for 1996 was in all cases below the 25th percentile for the group. This resulted from the Company's failure to meet its 1996 net income targets as described below.

EXECUTIVE COMPENSATION

    In determining whether the total compensation of the Company's executives, including its Chief Executive Officer, should be greater than the base compensation provided to such executive officers under their employment agreements, the Committee takes into account individual performance, performance of the operations directed by that executive and the positioning of compensation in relation to the established salary range. In determining the overall increase in an executive's total compensation package, base salary plus incentive compensation, the Committee also takes into account Cidco's philosophy of seeking to compensate its executives at or slightly above the median range of compensation for executives employed by companies in the aforementioned high-technology group. The Committee reviewed Mr. Locklin's performance during 1996 based upon Cidco's financial performance in terms of revenue and income growth, return on equity, total stockholder return and earnings per share.

    In January, 1996, the Committee considered that it was appropriate to establish the amount of 1996 cash bonuses for its executive officers based upon 1996 performance. It was determined that the level of such bonuses would be dependent upon the Company meeting the net income target set forth in the Preliminary 1996 Financial Forecast distributed to the Board at the time of its January, 1996 meeting. By unanimous action on January 26, 1996, the Committee determined that target 1996 cash bonuses to be paid to the Company's executive officers should range up to a maximum of $300,000 for the President and Chief Executive Officer and Chairman of the Board if Net Income targets were exceeded by 20%. Because the Company's 1996 net income was below the forecasted target, no bonuses were paid by the Company to any of its executive officers or to any other employees of the Company in 1996. The Committee believes that this type of bonus program based on attaining established financial targets properly aligns the interests of the Company's executive officers with the interests of stockholders.

                                          Ernest K. Jacquet (Chairman)
                                          Scott C. McDonald
                                          Richard M. Moley
                                          Compensation Committee

                               PERFORMANCE GRAPH

    The graph below compares the annual change in the cumulative total return on the Cidco Common Stock with the annual change in the cumulative total return on the Nasdaq Stock Market-US Index and the Hambrecht & Quist Technology Index for the period since the Company's initial public offering on March 3, 1994. The graph assumes that $100 was invested in Cidco Common Stock on March 3, 1994 and in each index on March 28, 1994 and that all dividends were reinvested.

                COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
           AMONG CIDCO INCORPORATED, THE NASDAQ STOCK MARKET-US INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            CIDCO INCORPORATED     NASDAQ STOCK MARKET-US    HAMBRECHT & QUIST TECHNOLOGY
3/3/94                      100                         100                            100
Dec-94                      193                          97                            108
Dec-95                      170                         137                            162
Dec-96                      117                         168                            195

* $100 INVESTED ON 3/3/94 IN STOCK OR INDEX INCLUDING REINVEMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                              CERTAIN TRANSACTIONS

    The Company's Valhalla, New York offices are located in a building owned by the two adult sons of Mr. Diamond, who was the Chairman of the Company until March 12, 1997, when he became Co-Chairman of the Company, serving in such capacity until his resignation from the Board of Directors and as an executive officer on April 14, 1997. The lease expires on May 1, 2000, and currently provides for an annual rental of $226,624.

                                    ITEM 2.
                  PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN

    The Board of Directors of the Company has unanimously adopted, subject to shareholder approval, an amendment to the Company's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") to increase by 750,000 shares the amount of the Company's Common Stock available for the grant of options under the 1993 Plan. The 1993 Plan was originally adopted by the Company's Board of Directors and approved by its shareholders on May 1, 1993. The 1993 Plan has proven to be a valuable tool in attracting and retaining key employees. The Board believes that, in view of the substantial past growth of the Company and the need to continue to hire additional qualified employees to bring about further growth, the authority given to the Stock Option Committee of the Board under the 1993 Plan should be expanded to increase the number of options which may be granted under the 1993 Plan. The Board believes that such authority (i) will provide the Company with significant means to attract and retain talented personnel, (ii) will result in saving cash, which otherwise would be required to maintain current key employees, and adequately attract and reward additional key personnel, and (iii) consequently will prove beneficial to the Company's ability to be competitive.

    The Board recommends a vote FOR the proposal.

    The 1993 Plan provides for the granting to key employees of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of options which do not qualify as Incentive Stock Options ("Nonstatutory Options") to key employees and consultants. The 1993 Plan is administered by the Stock Option Committee of the Board of Directors, which determines the terms and conditions of the options granted under the 1993 Plan, including the exercise price, number of shares subject to the option and the vesting schedule for exercisability thereof. A total of 2,150,000 shares of Common Stock have been reserved for issuance under the 1993 Plan, not including the 750,000 shares which are the subject of this proposal. At the Measurement Date, 2,083,400 shares of Common Stock were subject to outstanding options and 66,600 shares remained available for future grant. Management of the Company believes that the 750,000 shares which are the subject of this proposal will be sufficient to cover expected option grants during the one year period following the 1997 Annual Meeting.

    The exercise price of all Incentive Stock Options granted under the 1993 Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of all Nonstatutory Options granted under the 1993 Plan must be at least 85% of the fair market value of the Company's Common Stock on the date of grant. To date, no options have been granted at exercise prices less than fair market value on the date of grant as determined by the Stock Option Committee. The terms of options granted under the 1993 Plan may not exceed 10 years. Shares subject to options under the 1993 Plan may be purchased for cash or, with the consent of the Stock Option Committee, in exchange for shares of the Company's Common Stock or by a promissory note. The 1993 Plan may be amended, suspended or terminated by the Board, but no such action may impair rights under a previously granted option. No options may be granted under the 1993 Plan after May 4, 2003.

    In the event the Company is acquired by merger, consolidation or asset sale, each outstanding option under the 1993 Plan that is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically become exercisable in full. Any options assumed or replaced in connection with such acquisition may, in the Stock Option Committee's discretion, be subject to immediate acceleration, and any unvested shares that do not vest at the time of such acquisition may be subject to full and immediate vesting, in the event the optionee's service with the successor entity is subsequently terminated within a specified period following the acquisition. In connection with a hostile change in control of the Company (whether by hostile tender offer for more than 50% of the outstanding common stock or proxy contest for the election of Board members), the Stock Option Committee will have the discretionary authority to provide for automatic acceleration of outstanding options under the 1993 Plan.

    TAX CONSEQUENCES. Options granted under the 1993 Plan are either incentive stock options meeting the requirements set forth in section 422 of the Code ("ISOs") or options which do not qualify as ISOs ("nonqualified options"). For federal income tax purposes, assuming that the Common Shares acquired by the holder of an ISO are not disposed of within two years from the date the option was granted or one year from the date the option was exercised, the Company receives no deduction either upon the grant or the exercise of an ISO or upon a subsequent sale of the shares by the optionee. The optionee realizes no income of regular federal income tax purposes either at the time of the grant or the time of exercise of the ISO. Instead, the optionee realizes gain or loss only upon his or her subsequent sale of the option shares, and the optionee's gain or loss, in the amount of the difference between the sale price and the option exercise price, will be treated as long-term capital gain or loss.

    If, however, the shares are disposed of within either the two-and one-year periods mentioned above (a "disqualifying disposition"), the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price will be treated as ordinary income to the optionee in the year of the disqualifying disposition. In addition, if a disqualifying disposition for more than the fair market value of the shares on the date of exercise, the excess of the amount realized over the fair market value will be treated as a short-term or long-term capital gain realized by the optionee, depending upon the length of time and shares are held. If a disqualifying disposition is for less than the fair market value of such shares on the date of exercise, the amount treated as ordinary income realized by the optionee will be limited to the excess of the amount realized over the option exercise price, and if the disqualifying disposition is for less than the option exercise price, the optionee will realize no ordinary income, but rather a short-term or long-term capital loss, depending upon the length of time the shares are held, equal to the difference between the option exercise price and the amount realized. The Company will be entitled, in the year of a disqualifying disposition, to a deduction equal to the amount that the optionee must treat as ordinary income.

    In the case of a nonqualified option, the optionee does not realize any taxable income upon the grant of the option. Upon exercise of a nonqualified option, the optionee realizes ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. The Company will be entitled to a deduction in the same amount as the ordinary income realized by the optionee. Upon the sale of such shares, the optionee will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the market price of the shares on the date of exercise.

                                    ITEM 3.
            PROPOSAL TO AMEND THE 1994 DIRECTORS' STOCK OPTION PLAN

    The Board of Directors of the Company has unanimously adopted, subject to shareholder approval, an amendment to the Company's 1994 Directors' Stock Option Plan (the "Directors' Option Plan") to increase by 150,000 shares the amount of the Company's Common Stock available for the grant of options under the Directors' Option Plan. The Directors' Option Plan was originally adopted by the Company's Board of Directors and approved by its Shareholders. The Directors' Option Plan has proven to be a valuable tool in attracting and retaining outside Directors of the Company. The Board believes that, in view of the need to continue to attract and retain the best available personnel for service as Directors of the Company, the authority given to the Board of Directors under the Directors' Option Plan should be expanded to increase the number of options which may be granted under the Directors' Option Plan. The Board believes that such authority (i) will provide the Company with significant means to attract and retain talented personnel for service as Directors of the Company, (ii) will result in saving cash, which otherwise would be required to maintain current outside Directors, and adequately attract and reward future outside Directors, and (iii) consequently will prove beneficial to the Company's ability to be competitive.

    The Board of Directors of the Company has also unanimously adopted, subject to shareholder approval, an amendment to Section 11 of the Directors' Option Plan to provide that in the event of any "Change in Control" of the Company (as defined below), with or without the approval of the Board, each outstanding option under the Directors' Option Plan shall automatically accelerate in full and unvested shares shall vest in full immediately. For purposes of this proposed amendment to the Directors' Option Plan, a "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own more than fifty percent (50%) of the Company's Common Stock outstanding. Prior to adoption of the amendment that is the subject of this foregoing proposal, the Directors' Option Plan only provided for automatic acceleration of options granted thereunder in the event of a hostile Change of Control of the Company, creating a conflict of interest for the directors if a third party approached the Company with a proposal for a business combination.

    If the proposed amendment is approved by the Company's shareholders, Section 11 of the Directors' Option Plan shall read in its entirety as follows:

        "11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, included Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale or conveyance of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that such successor corporation refuses to assume such Option or to substitute an equivalent option, such Option may, at the discretion of the Board, accelerate in full upon the consummation of the merger or sale of assets. The Board shall also have the power and right, but not the obligation, to accelerate the exercisability of any options, notwithstanding any limitations in this Plan upon a Change in Control (as defined herein). In the event of a Change in Control of the Company, each outstanding option under this Plan shall automatically accelerate in full and unvested shares shall vest in full immediately. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own more than fifty percent (50%) of the Company's Common Stock outstanding."

    The Board recommends a vote FOR the proposal.

DIRECTORS' OPTION PLAN

    The Directors' Option Plan provides for the granting to outside Directors of the Company of Nonstatutory Options. The Directors' Option Plan is administered by the Board of Directors, which determines the terms and conditions of the options granted under the Directors' Option Plan, including the exercise price, number of shares subject to the option and the vesting schedule for exercisability thereof. A total of 100,000 shares of Common Stock have previously been reserved for issuance under the Directors' Option Plan. At the Measurement Date, all 100,000 shares of Common Stock were subject to outstanding options so that no shares remained available for future grant.

    The exercise price of all Nonstatutory Stock Options granted under the Directors' Option Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The terms of options granted under the Directors' Option Plan may not exceed 5 years. Shares subject to options under the Directors' Option Plan may be purchased for cash or, with the consent of the Board of Directors, in exchange for shares of the Company's Common Stock or by a promissory note. The Directors' Option Plan may be amended, suspended or terminated by the Board of Directors, but no such action may impair rights under a previously granted option. No options may be granted under the Directors' Option Plan after January 11, 2004.

    In the event the Company is acquired by merger, consolidation or asset sale, each outstanding option under the Directors' Option Plan that is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation may, at the discretion of the Board of Directors under the current provisions of the Plan, accelerate in full. In connection with a change in control of the Company, the Board of Directors currently has the discretionary authority to provide for automatic acceleration of outstanding options under the Directors' Option Plan. In the event of a hostile change in control of the Company (whether by hostile tender offer for more than 50% of the outstanding common stock or proxy contest for the election of Board members, or other means lacking the approval of the Board of Directors), each outstanding option under the Directors' Option Plan as currently in effect would automatically accelerate in full and unvested shares would vest in full immediately.

                                    ITEM 4.
                            APPOINTMENT OF AUDITORS

    The following resolution will be offered by the Board of Directors at the Annual meeting.

    RESOLVED: That the appointment of Price Waterhouse LLP by the Board of Directors of the Company to conduct the annual audit of the financial statements of CIDCO Incorporated for the year ending December 31, 1997 is ratified, confirmed and approved.

    The Board of Directors Recommends a Vote FOR the Foregoing Proposal:

    The Board of Directors of the Company first appointed Price Waterhouse LLP ("Price Waterhouse"), independent public accountants, as its auditors in 1993 and reappointed the firm as auditors in 1994, 1995 and 1996. As a result of Price Waterhouse's knowledge of Cidco's operations and reputation in the auditing field, the Board of Directors is convinced that the firm has the necessary personnel, professional qualifications and independence to act as Cidco's auditors.

    In the event this resolution does not receive the necessary vote for adoption, or if for any reason Price Waterhouse ceases to act as auditors for Cidco, the Board of Directors of the Company will appoint other independent public accountants as auditors.

    Representatives of Price Waterhouse will attend the Annual Meeting. They will have the opportunity to make a statement and also will be available to respond to appropriate questions from stockholders at the Annual Meeting.

                                 OTHER MATTERS

    The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting and knows of no matters to be brought before the Annual Meeting by others. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Board of Directors.

    Financial statements for Cidco are included in Cidco's Annual Report to Stockholders for the year 1996 which was mailed to the stockholders beginning May 1, 1997.

    A COPY OF CIDCO'S 1996 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE STOCKHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING THE COMPANY. TO OBTAIN A COPY, PLEASE WRITE TO: RICHARD D. KENT, SECRETARY, CIDCO INCORPORATED, 220 COCHRANE CIRCLE, MORGAN HILL, CALIFORNIA 95037.

                                          By Order of the Board of Directors,

                                                        [LOGO]

                                          Richard D. Kent
                                          Secretary and Chief Financial Officer

Dated: May 1, 1997

                               CIDCO INCORPORATED

               220 COCHRANE CIRCLE, MORGAN HILL, CALIFORNIA 95037

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoint(s) Daniel L. Eilers and Richard D. Kent, or either of them, attorneys or attorney of the undersigned, for and in the name(s) of the undersigned, with power of substitution and revocation in each to vote any and all shares of Common Stock, par value $.01 per share, of CIDCO Incorporated (the "Company"), which the undersigned would be entitled to vote as fully as the undersigned could if personally present at the Annual Meeting of Stockholders of the Company to be held on May 29, 1997 at 10:00 A.M., Local Time, at the Company's offices, 220 Cochrane Circle, Morgan Hill, California, and at any adjournment or adjournments therof, and hereby revoking any prior proxies to vote said stock, upon the following items of business more fully described in the notice of and proxy statement for such Annual Meeting (receipt of which is hereby acknowledged):

    The Board of Directors recommends a vote FOR each of the following proposals.

1.         ELECTION OF DIRECTORS         FOR the nominees listed below             WITHHOLD AUTHORITY
                                         (EXCEPT AS MARKED TO THE CONTRARY BELOW)  TO VOTE FOR BOTH NOMINEES BELOW: / /
                                         / /

                     PAUL G. LOCKLIN AND JOSEPH A. GRAZIANO

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.

    (2) To amend the Company's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") to increase by 750,000 shares the amount of the Company's Common Stock available for the grant of options under the 1993 Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    (3) To amend the Company's 1994 Directors' Stock Option Plan (the "Directors' Option Plan") to increase by 150,000 shares the amount of the Company's Common Stock available for the grant of options under the Directors' Option Plan and to provide for the automatic acceleration of the vesting of all options granted under the Directors' Option Plan in the event of a change in control of the Company;

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    (4) To ratify the appointment of Price Waterhouse LLP to act as the Company's independent auditors for 1997.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

            / /  FOR            / /  AGAINST            / /  ABSTAIN
                                                     (CONTINUED ON REVERSE SIDE)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR (I) THE ELECTION OF THE TWO DIRECTORS NAMED ABOVE IN ITEM 1; (II) THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED 1993 STOCK OPTION PLAN TO INCREASE BY 750,000 SHARES THE AMOUNT OF THE COMPANY'S COMMON STOCK AVAILABLE FOR THE GRANT OF OPTIONS UNDER THE PLAN; (III) THE AMENDMENT OF THE COMPANY'S 1994 DIRECTORS' STOCK OPTION PLAN TO INCREASE BY 150,000 SHARES THE AMOUNT OF THE COMPANY'S COMMON STOCK AVAILABLE FOR THE GRANT OF OPTIONS UNDER THE DIRECTORS' OPTION PLAN AND TO PROVIDE FOR THE AUTOMATIC ACCELERATION OF THE VESTING OF ALL OPTIONS GRANTED UNDER THE DIRECTORS' OPTION PLAN IN THE EVENT OF A CHANGE IN CONTROL OF THE COMPANY; AND (IV) RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997; AND (V) THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
                                             DATED _______________________, 1997
                                             ___________________________________
                                             ___________________________________
                                                        Signature(s)
                                             ___________________________________
                                                 Signatures, if held jointly

                                             (Please sign exactly as name(s)
                                             appear(s) hereon. When signing as
                                             attorney, executor, administrator,
                                             trustee, guardian, or as an officer
                                             signing for a corporation, please
                                             give full title under signature.)